SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 15, 2006

ANAREN, INC.

(Exact name of registrant as specified in its charter)

New York	000-6620	16-0928561

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6635 Kirkville Road, East Syracuse, New York	13057

(Address of Principal Executive Offices)	(Zip code)

(315) 432-8909

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          On August 9, 2006, Anaren, Inc.’s Compensation Committee recommended, and the Board of Directors approved, a restricted stock grant and a non-statutory stock option grant under the Anaren, Inc. 2004 Comprehensive Long-Term Incentive Plan to the named officers and non-employee directors of the Company in the amounts identified below.

Name – Officers	Restricted Stock Grant	Non-Statutory Stock Options

Lawrence A. Sala	8,200	24,500
Carl W. Gerst	2,500	6,500
Joseph E. Porcello	2,500	7,500
Gert Thygesen	2,700	8,000
Mark Burdick	2,300	6,800
Tim Ross	2,500	7,500
Amy Tewksbury	1,000	2,500

Name – Directors	Restricted Stock Grant	Non-Statutory Stock Options

Herbert I. Corkin	700	2,000
Dale F. Eck	700	2,000
Matthew S. Robison	700	2,000
David Wilemon	700	2,000
Jim Gould	700	2,000
Robert U. Roberts	700	2,000
John Smucker	700	2,000

          The shares covered by the restricted stock grants are subject to forfeiture until the three year anniversary of the grant, and therefore will be forfeited if the grantee’s employment or directorship, as applicable, with the Company or its subsidiaries ends prior to the satisfaction of the three year period.  The non-statutory stock options expire on the tenth anniversary of the date of grant, and in the case of officers other than Mr. Gerst, vest in five equal installments beginning with the first anniversary of the date of grant.  The stock options granted to the non-employee directors and to Mr. Gerst vest in three equal installments beginning with the first anniversary of the date of grant.  Forms of the Restricted Stock Agreements for directors and officers of the Company are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.  Forms of the Non-Statutory Stock Option Grant Agreements for directors and officers of the Company are attached as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 10-K.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

          The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement for Directors of the Company.

10.2	Form of Restricted Stock Agreement for Officers of the Company.

10.3	Form of Non-Statutory Stock Option Grant Agreement for Directors of the Company.

10.4	Form of Non-Statutory Stock Option Grant Agreement for Officers of the Company

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAREN, INC.

Date:	August 15, 2006	By:	/s/ Lawrence A. Sala

Lawrence A. Sala President and Chief Executive Officer